  Exhibit 99.1

SPARK NETWORKS® REPORTS FIRST QUARTER 2017 RESULTS

LOS ANGELES, Calif., May 2, 2017 -- Spark Networks, Inc. (NYSE MKT: LOV) reported first quarter 2017 financial results today.

On May 2, 2017, Spark Networks, Inc. entered into a definitive agreement with Affinitas GmbH (“EliteSingles”), which operates premium online dating platforms EliteSingles, eDarling and Attractive World to combine in a stock-for-stock merger.

The new public entity is expected to be listed on the NYSE MKT exchange through an American Depositary Receipt. After completion of the merger, EliteSingles shareholders will own approximately 75% of the combined company and Spark shareholders will own approximately 25%. The transaction has been approved by Spark’s Board of Directors and is expected to close in the fourth quarter of 2017, subject to Spark shareholder approval and the satisfaction of certain other customary closing conditions. Shareholders, representing approximately 35% of the outstanding Spark shares, have agreed to vote their shares in favor of the transaction.

Spark Networks, Inc. will not conduct a first quarter results conference call; however, Spark and EliteSingles will host a joint conference call at 7:30 AM Pacific time tomorrow, May 3, 2017, to discuss the transaction.

Key Quarterly Metrics

	Q1 2017	Q4 2016	Q1 2016
Revenue	$7.3 Million	$7.7 Million	$9.9 Million
Contribution1	$5.8 Million	$7.1 Million	$4.8 Million
Net Loss	$(2.1) Million	$(3.7) Million	$(3.4) Million
Adjusted EBITDA2	$131 Thousand	$1.8 Million	$(2.3) Million
Cash Balance	$10.8 Million	$11.4 Million	$4.1 Million
Period Ending Subs3	119,540	142,372	198,238
Avg. Paying Subs3	130,441	150,675	199,451
ARPU	$18.38	$16.89	$16.12

First Quarter 2017 Financial Results

Revenue: For the first quarter of 2017, total revenue was $7.3 million, a decrease of 26% compared to the year ago period, and a 6% decrease from the prior quarter. The year over year and sequential decreases were primarily driven by a decrease in average paying subscribers, reflecting reduced direct marketing investment in the Jewish and Christian Networks. These decreases were partially offset by year over year and sequential increases in ARPU of 14% and 9%, respectively.

Contribution: Contribution was $5.8 million in the quarter, an increase of 21% compared to the year ago period, and an 18% decrease from the prior quarter. Our contribution margin decreased to 80% from 91% in the prior quarter and increased from 49% in the year ago period. Total direct marketing expenses decreased 72% to $1.4 million in the first quarter of 2017 as compared to $5.0 million in the prior year period.

Net Loss: Net Loss was $(2.1) million in the quarter, a $1.3 million improvement versus the year ago period and a $1.6 million improvement from the prior quarter.

Adjusted EBITDA: For the first quarter of 2017, Adjusted EBITDA was $131,000, an increase of $2.4 million versus the year ago period and a decrease of $(1.6) million from the prior quarter. The sequential Adjusted EBITDA decline from the prior quarter was partially driven by a $475,000 legal accrual for the settlement of an ongoing legal matter.

Cash: Cash provided by operating activities in the first quarter was $49,000. At March 31, 2017, the Company had $10.8 million in cash and cash equivalents, compared to $11.4 million at the end of the prior quarter. At quarter end, the Company had no outstanding debt.

SPARK NETWORKS, INC.
SEGMENT4 RESULTS FROM OPERATIONS
(in thousands except subscriber and ARPU information)

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016	Q1 '17 v. Q1 '16	Q1 '17 v. Q4 '16

Revenue
Jewish Networks	$3,148	$3,136	$3,322	$3,628	$3,995	-21.2%	0.4%
Christian Networks	3,813	4,262	4,673	5,044	5,405	-29.5%	-10.5%
Other Networks	286	335	385	413	438	-34.7%	-14.6%
Offline & Other Businesses	17	10	11	13	21	-19.0%	70.0%
Total Revenue	$7,264	$7,743	$8,391	$9,098	$9,859	-26.3%	-6.2%

Direct Mktg. Exp.
Jewish Networks	$570	$316	$420	$372	$497	14.6%	80.4%
Christian Networks	803	316	750	1,001	4,420	-81.8%	154.0%
Other Networks	60	41	60	105	120	-50.1%	46.5%
Total Direct Mktg. Exp.	$1,433	$673	$1,230	$1,478	$5,038	-71.6%	112.9%

Contribution
Jewish Networks	$2,578	$2,820	$2,902	$3,256	$3,497	-26.3%	-8.6%
Christian Networks	3,009	3,946	3,923	4,043	985	205.5%	-23.7%
Other Networks	227	294	325	308	318	-28.8%	-23.0%
Offline & Other Businesses	17	10	11	13	20	-17.5%	68.7%
Total Contribution	$5,831	$7,070	$7,161	$7,620	$4,821	21.0%	-17.5%

Period Ending Subs
Jewish Networks	47,236	51,519	52,952	59,868	63,982	-26.2%	-8.3%
Christian Networks	65,146	82,163	95,047	112,895	122,935	-47.0%	-20.7%
Other Networks	7,158	8,690	10,234	10,915	11,321	-36.8%	-17.6%
Total Period Ending Subs.	119,540	142,372	158,233	183,678	198,238	-39.7%	-16.0%

Average Paying Subs.
Jewish Networks	48,823	52,493	57,684	61,732	63,930	-23.6%	-7.0%
Christian Networks	73,627	88,774	105,108	117,024	124,180	-40.7%	-17.1%
Other Networks	7,991	9,408	10,772	11,182	11,341	-29.5%	-15.1%
Total Avg. Paying Subs.	130,441	150,675	173,564	189,938	199,451	-34.6%	-13.4%

ARPU
Jewish Networks	$18.59	$18.58	$18.79	$19.33	$20.46	-9.2%	0.1%
Christian Networks	17.22	15.75	14.60	14.09	14.17	21.5%	9.3%
Other Networks	11.91	11.55	11.69	12.15	12.52	-4.9%	3.1%
Total ARPU5	$18.38	$16.89	$15.81	$15.70	$16.12	14.0%	8.9%

Distribution of New Subscription Purchases6

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016

Jewish Networks
1 month plans	51.6%	45.7%	32.6%	28.2%	26.4%
3 month plans	19.2%	20.4%	18.4%	19.2%	17.0%
6 month plans	29.2%	33.9%	49.0%	52.6%	56.6%
	100.0%	100.0%	100.0%	100.0%	100.0%

Christian Networks
1 month plans	55.1%	52.7%	36.5%	39.2%	32.9%
3 month plans	25.0%	27.0%	22.4%	25.7%	20.5%
6 month plans	19.9%	20.3%	41.1%	35.1%	46.7%
	100.0%	100.0%	100.0%	100.0%	100.0%

Other Networks
1 month plans	55.0%	60.1%	51.1%	52.2%	55.8%
3 month plans	12.2%	10.5%	9.5%	10.8%	11.6%
6 month plans	32.8%	29.4%	39.4%	37.1%	32.6%
	100.0%	100.0%	100.0%	100.0%	100.0%

Composition of Average Paying Subscriber Base7

	Q1 2017	Q4 2016	Q3 2016	Q2 2016	Q1 2016

Jewish Networks
First Time Subscribers	21.7%	22.0%	23.7%	24.6%	24.7%
Winback Subscribers	28.1%	33.0%	34.6%	34.0%	32.5%
Renewal Subscribers	50.2%	44.9%	41.7%	41.4%	42.8%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Christian Networks
First Time Subscribers	35.2%	37.2%	39.9%	42.0%	43.1%
Winback Subscribers	21.4%	25.1%	26.4%	26.0%	24.6%
Renewal Subscribers	43.4%	37.7%	33.7%	32.0%	32.3%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Other Networks
First Time Subscribers	28.0%	29.8%	32.7%	33.0%	31.9%
Winback Subscribers	21.6%	22.2%	22.9%	22.4%	21.7%
Renewal Subscribers	50.4%	48.0%	44.4%	44.6%	46.4%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Investor Conference Call

The Company will discuss its transaction with EliteSingles during a live teleconference tomorrow at 7:30 a.m. Pacific time.

Toll-Free (United States):   1-877-705-6003

International:                       1-201-493-6725

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company’s website at http://investor.spark.net.

A replay will begin approximately three hours after completion of the call and run until May 17, 2017.

Replay

Toll-Free (United States):   1-844-512-2921

International:                       1-412-317-6671

Passcode:                             13660277

Forward-Looking Statements

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Spark’s or EliteSingles’ or the combined company’s performance or achievements to be materially different from those of any expected future results, performance, or achievements. Forward-looking statements speak only as of the date they are made, and neither Spark nor EliteSingles assumes any duty to update forward-looking statements. We caution readers that a number of important factors could cause actual results to differ materially from those expressed in, or implied or projected by, such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about the benefits of the business combination transaction involving the Company and EliteSingles, including future financial and operating results, the combined company’s plans, objectives, expectations and intentions and other statements that are not historical facts. The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: (i) the possibility that the proposed transaction does not close when expected or at all because required regulatory, shareholder or other approvals and other conditions to closing are not received or satisfied on a timely basis or at all. (ii) changes in Spark’s share price before closing, including as a result of the financial performance of EliteSingles prior to closing, or more generally due to broader stock market movements, and the performance of peer group companies. (iii) the risk that the benefits from the transaction may not be fully realized or may take longer to realize than expected, including as a result of changes in general economic and market conditions, interest and exchange rates, monetary policy, laws and regulations and their enforcement, and the degree of competition in the geographic and business areas in which Spark and EliteSingles operate. (iv) the ability to promptly and effectively integrate the businesses of Spark and EliteSingles. (v) the reaction to the transaction of the companies’ customers, employees and counterparties. (vi) diversion of management time on merger-related issues. (vii) lower-than-expected revenues, credit quality deterioration or a reduction in net earnings. and (viii) other risks that are described in Spark’s public filings with the SEC. For more information, see the risk factors described in Spark’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.

How to Find Further Information

This communication does not constitute an offer to sell or a solicitation of an offer to sell or a solicitation of an offer to buy any securities or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law. This communication is being made in respect of the proposed business combination transaction between the Company and EliteSingles. The proposed transaction will be submitted to the shareholders of the Company for their consideration. In connection with the proposed transaction, the new entity and EliteSingles will file with the SEC a registration statement on Form F-4 that will include the proxy statement of the Company that also constitutes a prospectus of the Company. After the registration statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to each Company stockholder entitled to vote at the Company’s stockholder meeting. INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND ANY OTHER DOCUMENTS RELATING TO THE TRANSACTION FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors may obtain copies of the proxy statement/prospectus (when available) and all other documents filed with the SEC regarding the proposed transaction, free of charge, at the SEC’s website (http://www.sec.gov). Investors may also obtain these documents, free of charge, from the Company’s website (www.spark.net) under the link “Investor Relations” and then under the tab “SEC Filings” or by directing request to investor@spark.net.

Participants in Solicitation

The Company and its directors, executive officers and other members of management and employees may be deemed to be “participants” in the solicitation of proxies from the Company’s stockholders in connection with the proposed transaction. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders in connection with the proposed transaction and a description of their direct and indirect interest, by security holdings or otherwise, will be set forth in the proxy statement/prospectus filed with the SEC in connection with the proposed transaction. You can find information about the Company’s executive officers and directors in its definitive proxy statement filed with the SEC on March 31, 2017 and in its Annual Report on Form 10-K filed with the SEC on March 22, 2017. You can also obtain free copies of these documents from the Company using the contact information above.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer Web sites includes, among others, JDate®.com (www.jdate.com), ChristianMingle®.com (www.christianmingle.com), JSwipe (www.jswipeapp.com), CROSSPATHS (www.crosspathsapp.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and SilverSingles®.com (www.silversingles.com).

For More Information

Investors:
Robert O’Hare
rohare@spark.net

1 “Contribution” is defined as revenue, net of credits and credit card chargebacks, less direct marketing.

2 The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This non-GAAP measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP. A reconciliation of the Adjusted EBITDA for the three months ended March 31, 2017 can be found in the table below.

“Adjusted EBITDA” is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of intangible and long-lived assets, non-cash currency translation adjustments for an inter-company loan and non-recurring legal and acquisition costs.

3 "Paying Subscribers" are defined as individuals who have paid a monthly fee for access to communication and website features beyond those provided to our members. Period ending subscribers for each quarter represent the paying subscriber count as of the last day of the period. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period. The calculation excludes results from the Company’s HurryDate business due to its relative size.

4 In accordance with Segment Reporting guidance, the Company’s financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of JDate, JDate.co.il, JDate.fr, JDate.co.uk, Cupid.co.il, and JSwipe. The Christian Networks segment consists of ChristianMingle, CrossPaths, ChristianMingle.co.uk, ChristianMingle.com.au, Believe.com, ChristianCards.net, ChristianDating.com, DailyBibleVerse.com and Faith.com. The Other Networks segment consists of Spark.com and related other general market websites as well as other properties which are primarily composed of sites targeted towards various religious, ethnic, geographic and special interest groups. The Offline & Other Businesses segment consists of revenue generated from offline activities and HurryDate events and subscriptions.

5 ARPU is defined as average revenue per user per month. Total ARPU excludes results from the Company’s HurryDate business due to its relative size.

6 One month plans may also include a small amount of two month plans. Three month plans may include a small amount of four month plans. Six month plans may include a small amount of twelve month plans.

7 Represents the composition of average paying subscribers in the period. First Time Subscribers are defined as those subscribers that have never purchased a subscription from the Company for that reporting segment. Winback Subscribers are defined as those individuals who have purchased a subscription from the Company for that reporting segment, allowed their subscription to lapse, and subsequently purchased a subscription from the Company for that reporting segment. Renewal Subscribers are defined as those subscribers that have auto-renewed a subscription from the Company for that reporting segment. Figures exclude results from JSwipe and CrossPaths.

SPARK NETWORKS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)

	March 31,	December 31,
	2017	2016
Assets
Current assets:
Cash and cash equivalents	$10,806	$11,360
Restricted cash	415	454
Accounts receivable	406	525
Prepaid expenses and other	1,128	1,408
Total current assets	12,755	13,747
Property and equipment, net	3,356	4,494
Goodwill	10,883	10,523
Intangible assets, net	2,903	2,950
Deposits and other assets	95	103
Total assets	$29,992	$31,817
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	1,156	819
Accrued liabilities	2,730	2,590
Deferred revenue	3,532	4,005
Total current liabilities	7,418	7,414
Deferred tax liability - non-current	2,202	2,092
Other liabilities	172	246
Total liabilities	9,792	9,752
Commitments and Contingencies
Stockholders' equity:
10,000,000 shares of Preferred Stock authorized, $0.001 par value, 450,000 of which are designated as Series C Junior Participating Cumulative Preferred Stock, with no shares of Preferred Stock issued or outstanding	-	-
100,000,000 shares of Common Stock authorized, $0.001 par value, with 32,097,183 and 31,983,545 shares of Common Stock issued and outstanding at March 31, 2017 and December 31, 2016:	32	32
Additional paid-in-capital	87,358	87,198
Accumulated other comprehensive income	813	713
Accumulated deficit	(68,003)	(65,878)
Total stockholders' equity	20,200	22,065
Total liabilities and stockholders' equity	$29,992	$31,817

SPARK NETWORKS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2017	2016
Revenue	$7,264	$9,859
Cost and expenses:
Cost of revenue (exclusive of depreciation shown separately below)	2,354	6,229
Sales and marketing	650	1,452
Customer service	635	993
Technical operations	219	297
Development	715	1,030
General and administrative	3,234	2,511
Depreciation	1,708	712
Amortization of intangible assets	49	78
Impairment of intangible and long-lived assets	9	39
Total cost and expenses	9,573	13,341
Operating loss	(2,309)	(3,482)
Interest (income) expense and other, net	(231)	(141)
Loss before provision for income taxes	(2,078)	(3,341)
Income tax provision	47	67
Net loss	(2,125)	(3,408)
Net loss per share - basic and diluted	$(0.07)	$(0.13)
Weighted average shares outstanding - basic and diluted	32,003	25,846

Stock-based compensation:

Sales and marketing	1	28
Customer service	3	1
Technical operations	2	21
Development	(4)	5
General and administrative	158	267
Total stock-based compensation	$160	$322

Reconciliation of Net Loss to Adjusted EBITDA:

Net loss	$(2,125)	$(3,408)
Interest expense	22	13
Income tax provision	47	67
Depreciation	1,708	712
Impairment of intangible and long-lived assets	9	39
Amortization of intangible assets	49	78
Non-cash currency translation adjustments	(253)	(154)
Stock-based compensation	160	322
Non-recurring legal and acquisition costs	514	64
Adjusted EBITDA	$131	$(2,267)